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                                                             EXHIBIT 1.A.(10)(d)

                                                      Service Center
                                                      P.O. Box 9025
                                                      Springfield, MA 01102-9025

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                        APPLICATION FOR REINSTATEMENT

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This is an application to ML Life Insurance Company of New York ("ML of
New York"), a life insurance company located in New York, New York for the reinstatement of Life Insurance contract number __________________________ on the life of ___________________________________, the Former Insured.

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TERMS FOR                 Except as stated below, the Former Insured:
REINSTATEMENT             1.      Is presently employed as
                                  a(n): ________________________
                          2.      Has not had any physical impairments or
                                  physical disorders.
                          3.      Has not, within the past 24 months, consulted
                                  any physician or practitioner, been a patient in any hospital, institution, sanitorium or suffered any illness or bodily injury.
                          4.      Has not applied for, or requested
                                  reinstatement of health or life insurance since the above policy was issued which has been declined or is now pending.

                                  If there are any exceptions to the above, please provide details on the lines below:

                                  ----------------------------------------------
                                  ----------------------------------------------

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AUTHORIZATION             To help determine my insurability, I authorize:
                          - Any physician, hospital, other medical practitioner or facility, insurance company or the Medical Information Bureau to release to ML of New York and its reinsurers information about my health or the health of any of my minor children who are to be insured.
                          - Any employer, business associate, financial institution, consumer reporting agency or government unit to release to ML of New York and its reinsurers any information about my occupation, avocation, finances, driving record, character and reputation or that of my minor children who are to be insured.
                          - ML of New York to obtain investigative consumer reports, if appropriate.
                          - ML of New York to report information about my insurability or that of any of my minor children to its reinsurers and to the Medical Information Bureau.

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REINSTATEMENT SIGNATURES                  AUTHORIZATION:

I hereby apply for reinstatement of       I understand that I have the
the above contract and agree that         right to learn the content and
the above statements are true to          receive a copy of any information
the best of my knowledge and              obtained by ML of New York pursuant
belief.                                   to this authorization and that a
                                          copy of this authorization is as
-------------------------------------     valid as the original.  I acknowledge
Signature of Former Insured      Date     receipt of the Fair Credit Reporting
                                          Act and Medical Information Bureau
-------------------------------------     Notices (located on the reverse side
Signature of Policyowner         Date     of this form) and that this
(If other than the Former Insured. If     authorization is valid for 2 1/2
jointly owned, both owners must sign.)    years from the date this form is
                                          signed.

                                          ---------------------------------
                                          Former Insured               Date

                                          ---------------------------------
                                          Applicant/Owner              Date

















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ML LIFE INSURANCE COMPANY OF NEW YORK    New York, New York

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NOTICES TO THE PROPOSED INSURED
Leave this form with client.

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MEDICAL                   Information on your insurability will be treated as
INFORMATION               confidential.  However, we may make a brief
BUREAU NOTICE             report on our conclusions to the Medical Information
                          Bureau, a non-profit membership organization of life insurance companies, which operates an information exchange on behalf of its members. If you apply to another Bureau member company for life or health insurance coverage, or submit a claim for benefits to such company, that company may request the Bureau to provide information in your file. If you ask, the Bureau will provide your physician with any information it has on you. If you believe the information is inaccurate, you may contact the Bureau and seek a correction in accordance with procedures similar to those set forth in the Federal Fair Credit
                          Reporting Act. The address of the Bureau's information office is Post Office Box 105, Essex
                          Station, Boston, MA 02112.  The telephone number is
                          (617) 426-3660.

                          We may also release information in our files to our reinsurers and to other life insurance companies to whom you may apply for life or health insurance or to whom you may submit a claim.

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FAIR CREDIT               In connection with our underwriting of this
REPORTING ACT             application, we may conduct an investigative
                          consumer report on the proposed insured. This report, if requested, will contain information on your character, general reputation, personal characteristics, and mode of living. This information may be obtained through personal interviews with you, your neighbors, friends and acquaintances, or through telephone interviews with you or a member of your household. You may ask to be interviewed in connection with this report.

                          Any information obtained in this report would be for business purposes only. No information will be revealed to any person contacted for the purpose of completing the report. You may request and receive a copy of this investigative consumer report. If you would like additional information on the nature and extent of the investigation, we will be pleased to provide it to you. Send your written request to ML of New York's Variable Life Service Center, P.O. Box 9025, Springfield, MA 01102-9025.

                          Please be sure to include your full name, date of birth and any applicable policy numbers.

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AUTHORIZATION             In signing the application, you've authorized the
BY PROPOSED               following to help determine insurability:
INSURED                   -       any physician, hospital, other medical
                                  practitioner or facility, insurance company
                                  and the Medical Information Bureau (see Notice
                                  above) to release to ML of New York and its
                                  reinsurers information about your health or
                                  the health of any of your minor children who
                                  are to be insured;
                          -       any employer, business associate, financial
                                  institution, consumer reporting agency,
                                  government unit, and the Medical Information
                                  Bureau (see Notice above) to release to ML of
                                  New
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                                  York and its reinsurers information about
                                  your occupation, avocation, finances, driving record, character and reputation or that of your minor children who are to be insured;
                          -       ML of New York to obtain investigative
                                  consumer reports, if appropriate; and
                          -       ML of New York to report information about
                                  the insurability of you or any of your minor children to its reinsurers and to the Medical
                                  Information Bureau, as described in the
                                  statement of ML of New York's underwriting procedures (see Notice above).

                          You understand that you have the right to learn the content and receive a copy of any such report. You agree that a photographic copy of the authorization is as valid as the original. You acknowledge receipt of the Fair Credit Reporting Act and Medical Information Bureau Notices. You agree the authorization is valid for two and one-half years from the date the application was signed.